FOR IMMEDIATE RELEASE
        DEL LABORATORIES, INC., REPORTS INCREASED SECOND QUARTER RESULTS

UNIONDALE, N.Y., July 29, 2003 --- Del Laboratories, Inc. (AMEX:DLI) today announced results for the second quarter and six months ended June 30, 2003.

Net sales for the second quarter of 2003 were $97,976,000, an increase of 5.1% compared to second quarter 2002 net sales of $93,262,000. Net earnings for the second quarter of 2003 were $4,940,000 or $0.54 per basic share. On May 30, 2003, the Company announced the formal plan for the transfer of all Farmingdale, N.Y. manufacturing operations to Rocky Point, North Carolina. Accordingly, a charge of $1,850,000 ($1,156,000 after-tax, or $0.13 per basic share) related to severance costs associated with this move was recorded in the second quarter of 2003. The Company reported net earnings of $4,589,000, or $0.51 per basic share in the second quarter of 2002.

Net sales for the first six months of 2003 were $191,339,000, an increase of 10.5% compared to the first six months of 2002 net sales of $173,202,000. Net earnings for the first six months of 2003 were $9,265,000 or $1.01 per basic share, including the above mentioned after-tax charge of $1,156,000, or $0.13 per basic share related to severance costs. For the first six months of 2002 the Company reported net earnings of $9,537,000, or $1.06 per basic share. The six month results of prior year include an after-tax gain of $1,457,000, or $0.16 per basic share from the sale of vacant land in February 2002.

Dan K. Wassong, Chairman, President and Chief Executive Officer, said, "The move of the Company's principal manufacturing facility from Farmingdale, N.Y. to Rocky Point, North Carolina is progressing smoothly and ahead of plan. This month we signed an extension, through 2014, of the existing corporate headquarters lease in Uniondale, N.Y. and simultaneously increased our leased space by 41,000 sq. ft. at the Uniondale location in order to move all administrative offices from Farmingdale, N.Y.. The move to North Carolina will consolidate our principal manufacturing operations with our major distribution facility and result in improved operating efficiencies and reduced manufacturing expenses. The consolidation of our corporate and administrative offices will also improve our administrative efficiencies. The Company continued to show solid gains in sales and earnings in the second quarter. In our cosmetics business, our Sally Hansen brand remains the number one brand, with a 26% share in the mass market nail care category for the quarter, as reported by ACNielsen, while the recent introduction of Sally Hansen Healing Beauty, a line of skincare makeup, continues to receive favorable acceptance. In our over-the-counter pharmaceutical business, Orajel, the core brand, continues as the leader in the oral analgesics category with a 30% share of market for the quarter, as reported by Information Resources, Inc.. We believe that the strong performance of our core brands, despite the challenging retail environment, will enable us to achieve our objectives for 2003."

DEL LABORATORIES, INC., REPORTS INCREASED SECOND QUARTER RESULTS

                                              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             THREE MONTHS ENDED        SIX MONTHS ENDED
                                                   JUNE 30                 JUNE 30
                                              2003         2002       2003          2002
                                                (UNAUDITED)               (UNAUDITED)
                                            --------------------      ---------------------
Net sales                                   $97,976      $93,262       $191,339    $173,202

Net earnings (1) and (2)                    $ 4,940      $ 4,589       $  9,265    $  9,537

Earnings per common
 share (1), (2) and (3)
                          Basic             $  0.54      $  0.51       $   1.01    $   1.06
                          Diluted           $  0.52      $  0.48       $   0.97    $   1.02

Weighted average common
shares outstanding (3)
                          Basic               9,147        9,047          9,139       8,988
                          Diluted             9,577        9,513          9,517       9,378

(1) The second quarter of 2003 includes an after-tax charge of $1,156,000 ($0.13 per basic share) for severance costs.

(2) The six month results include an after-tax charge of $1,156,000 ($0.13 per basic share) for severance costs in the second quarter of 2003, and in the first quarter of 2002 an after-tax gain of $1,457,000 ($0.16 per basic share) from the sale of vacant land.

(3) All share and per share amounts have been adjusted to reflect the 5% stock dividend distributed December 27, 2002.


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DEL LABORATORIES, INC., REPORTS INCREASED SECOND QUARTER RESULTS

Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, AURO-DRI(R), TANAC(R) and PROPA pH(R).

Certain statements in this press release may constitute "forward-looking statements" under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products; actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company's estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting the Company and its market sensitive financial instruments including the Company's qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; changes in the laws, regulations and policies, including changes in accounting standards, that effect, or will effect, us in the United States and/or abroad; and trends in the general economy. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Without limitation, use of the following words is intended to identify forward-looking statements:
"may," "will," "should," "expect," "anticipate," "estimate," "intend," "plan," or "continue" or the negative thereof or other variations thereon. For further information on factors which could impact the Company and the statements contained herein, please refer to the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained or incorporated by reference therein and quarterly reports on Form 10-Q.




CONTACT:             Enzo J. Vialardi
                     Executive Vice President and Chief Financial Officer Del Laboratories, Inc.
                     565 Broad Hollow Road
                     Farmingdale, New York  11735
                     (516) 844-2050


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